Exhibit 99.1

TOWER INVESTMENTS, INC.

TOWER ENTERTAINMENT, LLC ANNOUNCES SELECTION OF ISLE OF CAPRI CASINOS, INC. AS NEW OPERATIONS MANAGEMENT PARTNER OF THE PROVENCE,

TOWER’S PROPOSED $700 MILLION RESORT AND CASINO COMPLEX IN PHILADELPHIA

Change in Operations Partner Owed to Lack of Time for Hard Rock To Obtain All Required Licenses

PHILADELPHIA, PA — Bart Blatstein, President and CEO of Tower Entertainment, LLC, developers of The Provence, the proposed $700 million luxury resort and casino on North Broad Street, Philadelphia, on the site of the iconic Philadelphia Inquirer building, today announced that Isle of Capri Casinos, Inc. (NASDAQ: ISLE), which owns and operates 15 major casino properties in the continental U.S., has been chosen to manage The Provence, if selected by the Pennsylvania Gaming Control Board (PGCB) for the city’s second gaming license.

“The Provence and Isle of Capri are a perfect match to build and operate a truly world-class resort and casino complex in the heart of Center City Philadelphia,” said Blatstein.  “The Provence will transform a prime, yet underdeveloped section of the city into one of the most dynamic tourism attractions on the east coast.  This project is a game-changer, not only for Philadelphia, but for Pennsylvania’s gaming industry.  With our extraordinary amenities and close proximity to the newly-expanded Pennsylvania Convention Center, no other casino-related development in Pennsylvania would better maximize the total benefits to Philadelphia and the Commonwealth.”

Blatstein also noted his close friendship with Isle of Capri chief executive officer Virginia McDowell, a native of Philadelphia, graduate of Temple University, and a former member of Temple’s President’s Advisory Board, on which she served along with Blatstein.

“Virginia and the entire Isle of Capri management team have a long and successful operating history in many jurisdictions around the country, including extensive experience in Atlantic City and on the east coast, as well as a documented track record of integrating hotels and entertainment complexes to create amazing guest experiences.”

Isle of Capri CEO Virginia McDowell has 30 years of gaming industry experience, including nearly 20 years developing and operating premier entertainment destinations in Atlantic City.  The Isle senior management team brings over 200 collective years of gaming industry experience spanning 20 states, six foreign jurisdictions and over 75 individual gaming properties, including Las Vegas, Atlantic City and many regional markets.

“This project presents a truly unique opportunity for my home city of Philadelphia to provide an unmatched entertainment experience that will boost the local economy by providing a new and exciting tourist destination,” McDowell said.  “With Bart’s extraordinary record of development and commitment to Philadelphia and our experience operating casino and entertainment developments across America, we couldn’t be more excited to join this project.”

Previously, Tower Entertainment had announced a management arrangement with Hard Rock Resort and Casino International, which was recently terminated due to certain timing requirements related to licensing by the PGCB, the deadline for which Hard Rock management did not believe it could meet.  Isle of Capri has previously been approved for licensure by the PGCB to manage and operate Lady Luck Casino at Nemacolin Woodlands Resort.

The hallmarks of the 1.25 million square-foot Provence resort and casino complex include a 125-room hotel housed in the landmark tower of the former Inquirer building; a 120,000 square-foot, high-quality casino featuring 3,300 electronic gaming machines (slots and automated table games), as well as 150 table games; a 120,000 square-foot, family-oriented rooftop village; a 75,000 square-foot concert hall; eight restaurants; a private swim club with two pools; a 9,000 square-foot nightclub;  60,000 square feet of upscale shops; a 20,000 square-foot Spa & Fitness Center; 50,000 combined square-feet of meeting and event space; and two indoor parking garages.  The Casino at The Provence comprises less than 20% of the complex’s total scope.   The economic benefits to the city and state are significant:

Economic Benefits to the City of Philadelphia

•                  3,500 jobs and $9 million in city tax revenues related to construction of The Provence.

•                  An additional 3,500 jobs and $25 million in city tax revenues annually upon opening, from gaming revenue, ongoing operations and ancillary spending

•                  More than 1,000 temporary jobs and 1,000 permanent jobs upon opening, all accessible to residents from the immediate neighborhoods

•                  Spark between 2-3 million square-feet of new commercial and residential development around The Provence complex over the next decade, representing $1 billion of additional investment in the northeastern quadrant of Center City Philadelphia

•                  Serve as a catalyst for increased bookings at the nearby, expanded Pennsylvania Convention Center

•                  Dramatically increase annual tourism to Philadelphia by adding a unique, Vegas-style resort and casino complex in the heart of a vibrant Center City district

Economic Benefits to the Commonwealth of Pennsylvania

•                  11,400 jobs and $30 million in tax revenues related to construction of The Provence.

•                  An additional 7,800 jobs and $199 million in state tax revenue annually upon opening, from gaming revenue, ongoing operations and ancillary spending

•                  Dramatically elevate the state’s national profile among gaming enthusiasts and tourists

About Tower Investments

Tower Investments, Inc. (“Tower”), led by Principal Bart Blatstein, is a leading developer of retail, entertainment, mixed use, residential and commercial properties in the Philadelphia area. Since 1978, the company has distinguished itself as an innovator and pioneer, finding significant opportunities in areas overlooked and underserved by more traditional firms. Based in Philadelphia, Tower is a privately held development company with expertise in all aspects of planning, design, construction, financing and leasing. Tower is known for its aggressive and creative urban investments in major projects.    Tower has developed millions of square feet of retail, commercial, entertainment and residential space. Among the firm’s other projects are Avenue North on Broad Street in North Philadelphia and entertainment, commercial and residential developments in Manayunk.  Tower also pioneered waterfront development in Philadelphia, along with pioneering the revitalization of Northern Liberties and North Broad Street.  Tower is committed to creating mixed-use urban enterprises that enhance the cityscape, improve the City’s tax base and create employment and business opportunities.  More information is available @ www.towerdev.com.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos domestically in Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Cape Girardeau, Caruthersville and Kansas City, Missouri; two casinos in Black Hawk, Colorado; and a casino and harness track in Pompano Beach, Florida. The company also has a casino under construction in Farmington, Pennsylvania which is planned to open in summer 2013. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the financial condition, results of operations and expansion projects of Isle of Capri Casinos, Inc., is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Tower Entertainment, LLC

Frank Keel, Communications Consultant, 484.410.4932

Isle of Capri Casinos, Inc.

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

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